UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

StoneMor Partners L.P. (the “Partnership”) is filing this Amendment No. 1 on Form 8-K (this “Amendment”) to amend the Partnership’s Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 23, 2017 in connection with the resignation of Sean P. McGrath as the Chief Financial Officer of StoneMor GP LLC (“StoneMor GP”), the general partner of the Partnership (the “Original Report”). This Amendment is being filed to disclose under Item 5.02(e) of Form 8-K the subsequent entry into a separation and general release agreement by StoneMor GP and Mr. McGrath, in connection with his resignation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 27, 2017, in connection with Sean P. McGrath’s previously announced resignation as the Chief Financial Officer of StoneMor GP, StoneMor GP and Mr. McGrath entered into a Separation Agreement and General Release (the “Agreement”). Pursuant to the terms of the Agreement, and as previously disclosed, Mr. McGrath will remain employed by StoneMor GP as its Chief Financial Officer, and the effectiveness of Mr. McGrath’s resignation will be delayed, until the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC (the “Effective Date”). As of March 2, 2017, Mr. McGrath was employed in such capacity on a part-time basis.

In addition, the Agreement provides, among other things, that Mr. McGrath will receive $100,000, less taxes and required withholding, in the event Mr. McGrath remains employed by StoneMor GP through the Effective Date. In addition, in connection with the execution of the Agreement, Mr. McGrath will receive (i) $100,000, less taxes and required withholding, in consideration for the buyout of a 1% incentive interest in StoneMor GP that Mr. McGrath was due to receive pursuant to the terms of the offer letter between StoneMor GP and Mr. McGrath, dated August 26, 2015, and (ii) $53,000, less taxes and required withholding, as a cash distribution on that incentive interest. In exchange for the foregoing, Mr. McGrath agreed to a customary release and discharge of StoneMor GP, the Partnership and each of the other Releasees (as defined in the Agreement) from certain employment-related and other claims, liabilities and causes of action, whether known or unknown. The Agreement also contains other terms and conditions customary for an agreement of this nature.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of February 27, 2017, by and between StoneMor GP LLC and Sean P. McGrath.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, without limitation, statements concerning Mr. McGrath’s resignation and future payments, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including the risks described in the Partnership’s filings with the SEC. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of February 27, 2017, by and between StoneMor GP LLC and Sean P. McGrath.

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